Exhibit 21

The following is a list of the subsidiaries of the registrant as of February 15, 2023. Each such subsidiary does business under its corporate name.

Subsidiary	Jurisdiction of Incorporation
Afton Argentina Services SRL	Argentina
Aditivos Mexicanos S.A. de C.V.	Mexico
Afton Chemical Additives Corporation	Virginia
Afton Chemical Asia Pacific LLC	Virginia
Afton Chemical Asia Pte. Ltd.	Singapore
Afton Chemical (Beijing) Co.,Ltd.	China
Afton Chemical Canada Corporation	Canada
Afton Chemical Canada Holdings, Inc	Virginia
Afton Chemical CH Holdings S.à.r.l.	Luxembourg
Afton Chemical Corporation	Delaware
Afton Chemical de Mexico S.A. de C.V.	Mexico
Afton Chemical de Venezuela, C.A.	Venezuela
Afton Chemical EA Holdings S.à.r.l.	Luxembourg
Afton Chemical France succursale D'Afton Chemical SRL	France
Afton Chemical GmbH	Germany
Afton Chemical India Private Limited	India
Afton Chemical Industria de Aditivos Ltda	Brazil
Afton Chemical Intangibles LLC	Virginia
Afton Chemical International Holdings S.à.r.l.	Luxembourg
Afton Chemical Japan Corporation	Japan
Afton Chemical Korea Co., Ltd.	Korea
Afton Chemical Limited	United Kingdom
Afton Chemical Mexico Holdings LLC	Virginia
Afton Chemical North Africa SARL AU	Morocco
Afton Chemical SRL	Belgium
Afton Chemical (Suzhou) Co., Ltd.	China
Afton Chemical Switzerland GmbH	Switzerland
Afton Chemical UK Holdings Limited	United Kingdom
Afton Chemical UK LLP	United Kingdom
Afton Cooper Limited	United Kingdom
Ethyl Canada Holdings, Inc.	Virginia
Ethyl Canada Inc.	Canada
Ethyl Corporation	Virginia
Foundry Park I, LLC	Virginia
Foundry Park II, LLC	Virginia
Gamble’s Hill, LLC	Virginia
Gamble’s Hill Lab, LLC	Virginia
Gamble’s Hill Landing, LLC	Virginia
Gamble’s Hill Third Street, LLC	Virginia
Gamble’s Hill Tredegar, LLC	Virginia
Lewistown Road, LLC	Virginia
NewMarket Development Corporation	Virginia
NewMarket Investment Company	Virginia
NewMarket Services Corporation	Virginia
Old Town LLC	Virginia
OOO Afton Chemical	Russia
Servicios Afton de Mexico, S.A. de C.V.	Mexico
The Edwin Cooper Corporation	Virginia